Exhibit 10.15

Dated 16 December 2022

AMENDMENT TO THE TERM LOAN FACILITY

O CLASS PLUS TWO, LLC

as Borrower

and

NCL CORPORATION LTD.

as Guarantor

and

OCEANIA CRUISES S. DE R.L.

as Shareholder

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

and

THE Banks and FINANCIAL INSTITUTIONS listed IN Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

BNP PARIBAS FORTIS S.A./N.V.

HSBC BANK PLC

KFW IPEX-BANK GMBH

CASSA DEPOSITI E PRESTITI S.P.A.

BANCO SANTANDER, S.A.

SOCIÉTÉ GÉNÉRALE

as Joint Mandated Lead Arrangers

and

BNP PARIBAS S.A.

as Facility Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as SACE Agent

and

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

as Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a facility agreement originally dated 19 December 2018 (as amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended and restated by an amendment and restatement agreement dated 17 June 2021 and as further amended by a supplemental agreement dated 23 December 2021)
in respect of the part financing of the 1,258 passenger cruise ship newbuilding presently designated as Hull No. 6309 at Fincantieri S.p.A

Index

Clause		Page

1	Definitions and Interpretation	2
2	Conditions Precedent	3
3	Representations	4
4	Amendments to Facility Agreement and other Finance Documents	4
5	Further Assurance	12
6	Costs, Expenses and Fees	12
7	Notices	12
8	Counterparts	12
9	Signing Electronically	12
10	Governing Law	12
11	Enforcement	12

Schedules

Schedule 1 The Lenders		14
	Part A The Tranche A Lenders	14
	Part B The Tranche B Lenders	16
Schedule 2 Conditions Precedent		18
Schedule 3 Form of Effective Date Certificate		20

Execution

Execution Pages		21

THIS AGREEMENT is made on 16 December 2022

Parties

(1)	O CLASS PLUS TWO, LLC, a limited liability company formed in the state of Delaware, United States of America whose registered office is at c/o Corporate Creations Network Inc., 3411 Silverside Road, Tatnall Building 104, Wilmington, DE 19810 as borrower (the "Borrower")

(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at 55 Park Place, Par-la-Ville Road, Hamilton HM11, Bermuda (the "Guarantor")

(3)	OCEANIA CRUISES S. DE R.L., a Panamanian sociedad de responsabilidad limitada domiciled in Panama whose resident agent is at Arifa Building, West Boulevard, Santa Maria Business District, Panama, Republic of Panama (the "Shareholder")

(4)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at 55 Park Place, Par-la-Ville Road, Hamilton HM11, Bermuda (the "Holding")

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders")

(6)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, BNP PARIBAS FORTIS S.A./N.V., HSBC BANK PLC, KFW IPEX-BANK GMBH, CASSA DEPOSITI E PRESTITI S.P.A., BANCO SANTANDER, S.A. and SOCIÉTÉ GÉNÉRALE as joint mandated lead arrangers (the "Mandated Lead Arrangers")

(7)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as SACE agent (the "SACE Agent")

(8)	BNP PARIBAS S.A., as facility agent (the "Facility Agent")

(9)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED, as security trustee (the "Security Trustee")

Background

(A)	By the Original Facility Agreement, the Lenders agreed to make available to the Borrower a facility of (originally) up to €480,248,962.66 and the amount of the SACE Premium for the purpose of assisting the Borrower in financing (a) the payment or reimbursement under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (b) reimbursement to the Borrower of 100% of the First Instalment of the SACE Premium paid by it to SACE and payment to SACE of 100% of the Second Instalment of the SACE Premium (as defined therein).

(B)	Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, the Original Facility Agreement was amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021 (the "February 2021 Amendment and Restatement Agreement"), and further amended and restated pursuant to an amendment and restatement agreement dated 17 June 2021 (the "June 2021 Amendment and Restatement Agreement"), pursuant to which the parties agreed to the temporary suspension of certain covenants under the Guarantee and addition of certain covenants under the Original Facility Agreement (as amended pursuant to the February 2021 Amendment and Restatement Agreement). Pursuant to such amendments, the amount of the Facility was increased to an Amended Maximum Loan Amount of €493,465,249.92.

(C)	By a supplemental agreement dated 23 December 2021 and made between, amongst others, the Borrower, the Facility Agent and the SACE Agent (the "December 2021 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (as amended by the February 2021 Amendment and Restatement Agreement and the June 2021 Amendment and Restatement Agreement) (as further defined below, the "Facility Agreement").

(D)	The Parties have agreed to amend and supplement the Facility Agreement as set out in this Agreement for the purposes of, inter alia, amending certain financial covenants and certain other provisions under the Facility Agreement.

Operative Provisions

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and supplemented by this Agreement.

"December 2022 Fee Letters" means any letter between the Facility Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by this Agreement.

"December 2022 Finance Documents" means this Agreement and each December 2022 Fee Letter.

"Effective Date" means the date on which the Facility Agent notifies the Borrower, the other Creditor Parties and SACE as to the satisfaction of the conditions precedent as provided in Clause 2.1 (Conditions Precedent).

"Facility Agreement" means the Original Facility Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as further amended and restated by the June 2021 Amendment and Restatement Agreement and as further amended by the December 2021 Amendment Agreement and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers, (iv) the Facility Agent and the SACE Agent and (v) the Security Trustee,

"Obligors" means the Borrower, the Guarantor, the Holding and the Shareholder.

"Original Facility Agreement" means the facility agreement dated 19 December 2018 and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers, (iv) the Facility Agent and the SACE Agent and (v) the Security Trustee.

"Party" means a party to this Agreement.

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"SACE" means SACE S.p.A., an Italian joint stock company (società per azioni) with a sole shareholder, whose registered office is located at Piazza Poli 37/42, 00187 Rome, Italy and registered with the Companies Registry of Rome under number 05804521002.

1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the Effective Date, the Amended Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrower and the Facility Agent designate this Agreement as a Finance Document.

1.5	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement other than SACE, who may enforce or enjoy the benefit of and rely on the provisions of this Agreement and the Amended Facility Agreement subject to the provisions of the Third Parties Act.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE) is not required to rescind or vary this Agreement at any time.

(c)	For the avoidance of doubt and in accordance with clause 36.4 (Third party rights) of the Facility Agreement, nothing in this Clause 1.5 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.

2	Conditions Precedent

2.1	The Effective Date cannot occur unless:

(a)	the Facility Agent has received (or on the instructions of all the Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent;

(b)	save as disclosed in writing to the Facility Agent and SACE prior to the date of this Agreement, the representations and warranties contained in Clause 3 (Representations) are true and correct on, and as of, each such time as if each was made with respect to the facts and circumstances existing at such time;

(c)	save as disclosed in writing to the Facility Agent and SACE prior to the date of this Agreement, no Event of Default, event or circumstance specified in clause 18 (Events of Default) of the Facility Agreement which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, event resulting in mandatory prepayment of the Loan pursuant to clause 16.3 (Mandatory prepayment – Sale and Total Loss) and clause 16.4 (Mandatory prepayment – SACE Insurance Policy) of the Facility Agreement shall have occurred and be continuing or would result from the amendment of the Facility Agreement pursuant to this Agreement; and

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(d)	the Facility Agent is satisfied that the Effective Date can occur and has not provided any instructions to the contrary informing the Parties that the Effective Date cannot occur.

2.2	Upon fulfilment or waiver of the conditions set out in Clause 2.1 above, the Facility Agent shall provide the Borrower, the Creditor Parties and SACE with a copy of the executed certificate in the form set out in Schedule 3 (Form of Effective Date Certificate) confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.

2.3	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent provides the certificate described in Clause 2.2 above, the Creditor Parties authorise (but do not require) the Facility Agent to execute and provide such certificate. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such certificate.

3	Representations

3.1	Facility Agreement representations

On the date of this Agreement and on the Effective Date, each Obligor that is a party to the Facility Agreement makes each of the representations and warranties as set out in clause 11 (Representations and warranties) of the Amended Facility Agreement and updated with appropriate modifications to refer to the December 2022 Finance Documents.

3.2	Finance Document representations

On the date of this Agreement and on the Effective Date, each Obligor (save for the Holding) makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement by reference to the circumstances then existing.

4	Amendments to Facility Agreement and other Finance Documents

4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date, the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	In clause 1.1 (Definitions) of the Facility Agreement, the following definitions shall be added in alphabetical order:

(i)	"December 2022 Amendment Agreement" means the amendment to this Agreement dated 16 December 2022 between, amongst others, the Borrower, the Facility Agent and the SACE Agent.

(ii)	"December 2022 Fee Letters" means any letter between the Facility Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the December 2022 Amendment Agreement.

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(b)	In clause 1.1 (Definitions) the following definitions shall be deleted and replaced as follows:

(i)	"Marina Facility Agreement" means, in respect of m.v. MARINA, a facility agreement originally dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as further amended and restated pursuant to an amendment and restatement agreement dated 31 October 2014, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

(ii)	"Riviera Facility Agreement" means, in respect of m.v. RIVIERA, a facility agreement originally dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as amended by a side letter dated 29 March 2012, as amended and restated pursuant to an amendment and restatement agreement dated 31 October 2014, as amended by a framework agreement dated 31 January 2018, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

(iii)	"Seven Seas Explorer Facility Agreement" means, in respect of m.v. SEVEN SEAS EXPLORER, a facility agreement originally dated 31 July 2013 (as amended and restated pursuant to an amendment and restatement agreement dated 31 October 2014, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

(iv)	"Seven Seas Splendor Facility Agreement" means, in respect of m.v. SEVEN SEAS SPLENDOR, a facility agreement originally dated 30 March 2016 (as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

(c)	Clause 12.27 (New capital raises or financing) shall be deleted and replaced as follows:

"12.27 (New capital raises or financing)

(a)	Save as provided below:

(i)	no new debt shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);

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(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and

(iii)	no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis), until 31 December 2023.

(b)	The restrictions in paragraph (a) of this Clause 12.27 (New capital raises or financing) above shall not apply in relation to:

(i)	any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, shall be on terms resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents which terms include any of the following: an extension of the repayment terms; or a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt provided prior to 31 December 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;

(iii)	any debt being raised on or after 31 December 2023 to support the Group with the impact of the Covid-19 pandemic made with the prior written consent of SACE;

(iv)	any debt being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)	any debt being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Facility Agent prior to the February 2021 Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;

(vii)	any new debt otherwise agreed by SACE; or

(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an "intercompany arrangement") which:

(A)	is existing as at the date of the February 2021 Amendment and Restatement Agreement; or

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(B)	is made among any Group members or any Group member with the Holding provided that:

(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm's length basis; and

(2)	the aggregate principal amount of any inter-company arrangements outstanding pursuant to sub-paragraph (b)(viii)(B) of this Clause 12.27 (New capital raises or financing) does not exceed fifty million Dollars ($50,000,000) at any time; or

(C)	has been approved with the prior written consent of SACE;

(ix)	any Permitted Security Interest;

(x)	any Security Interest otherwise approved with the prior written consent of SACE;

(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD 40,000,000 during any twelve-month period, it being provided that:

(A)	prior to 31 December 2022, this amount shall be increased to USD 150,000,000 for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and

(B)	if any part of such Financial Indebtedness allocated prior to 31 December 2022 to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)	without prejudice to Clauses 12.11 (Mergers) and 12.15 (Investments) and clause 11.13 (No merger etc.) of the Guarantee, the issuance of share capital by any Group member to another Group member; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, share capital or obligations of any corporation or other entity.", and the remaining clauses will be renumbered and all relevant cross references will be updated accordingly.

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4.2	Specific amendments to the Guarantee

With effect on and from the Effective Date, the Guarantee shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	Clause 11.15 (Financial Covenants) shall be deleted and replaced as follows:

"11.15 Financial Covenants

(a)	The Guarantor will not permit the Free Liquidity to be less than fifty million Dollars ($50,000,000) at any time, save that until 30 September 2026, this amount shall be increased to two hundred and fifty million Dollars ($250,000,000).

(b)	The Guarantor will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time, save that from 1 January 2023 until 30 September 2026, this ratio shall be computed in accordance with the table below.

(c)	The Guarantor will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than one hundred million Dollars ($100,000,000), save that from 1 January 2023 until 30 September 2026, this amount shall be increased to three hundred million Dollars ($300,000,000)."

	1Q 2023	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026
Total Net Funded Debt to Total Capitalization =<	0,93	0,92	0,91	0,91	0,91	0,90	0,88	0,87	0,87	0,85	0,82	0,79	0,79	0.76	0.73

(b)	Clause 11.19 (New capital raises or financing) shall be deleted and replaced as follows:

"11.19 (New capital raises or financing)

(a)	Save as provided below:

(i)	no new debt shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);

(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and

(iii)	no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis), until 31 December 2023.

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(b)	The restrictions in paragraph (a) of this Clause 11.19 (New capital raises or financing) shall not apply in relation to:

(i)	any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, which shall be on terms resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms include any of the following: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt provided prior to 31 December 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;

(iii)	any debt being raised on or after 31 December 2023 to support the Group with the impact of the Covid-19 pandemic made with the prior written consent of SACE;

(iv)	any debt being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)	any debt being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Facility Agent prior to the February 2021 Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;

(vii)	any new debt otherwise agreed by SACE;

(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an "intercompany arrangement") which:

(A)	is existing as at the date of the February 2021 Amendment and Restatement Agreement; or

(B)	is made among any Group members or any Group member with the Holding provided that:

(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm's length basis; and

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(2)	the aggregate principal amount of any inter-company arrangements pursuant to sub-paragraph (b)(viii)(B) of this Clause 11.19 (New capital raises or financing) does not exceed fifty million Dollars ($50,000,000) at any time; or

(C)	has been approved with the prior written consent of SACE.

(ix)	any Permitted Security Interest;

(x)	any Security Interest otherwise approved with the prior written consent of SACE; or

(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD 40,000,000 during any twelve-month period, it being provided that:

(A)	prior to 31 December 2022, this amount shall be increased to USD 150,000,000 for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and

(B)	if any part of such Financial Indebtedness allocated to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)	without prejudice to clauses 12.11 (Mergers) and 12.15 (Investments) of the Loan Agreement and Clause 11.13 (No merger etc.), the issuance of share capital by any Group member to another Group member; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, share capital or obligations of any corporation or other entity.", and the remaining clauses will be renumbered and all relevant cross references will be updated accordingly.

(c)	In schedule 2 (Regular Monitoring Requirements), all references to “monthly” or “bi-monthly” in the “Rhythm” column of the table set out therein shall be amended to include the subsequent wording:

", for the period starting from the February 2021 Effective Date and ending on 31 May 2023. With effect from 1 June 2023, quarterly.".

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4.3	Guarantor confirmation

On the Effective Date, the Guarantor confirms that:

(a)	its Guarantee extends to the obligations of the Borrower under the Finance Documents as amended and supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Facility Agreement); and

(c)	the Guarantee shall continue to be binding on each of the parties to it and have full force and effect in accordance with its original terms and the amendments to the Finance Documents as so amended and supplemented by this Agreement.

4.4	Holding confirmation

On the Effective Date, the Holding confirms that, notwithstanding the amendments made to the Finance Documents pursuant to this Agreement, the undertakings given by the Holding under the Guarantee shall remain in full force and effect in accordance with its original terms and the amendments to the Finance Documents as amended and supplemented by this Agreement.

4.5	Security confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which they are a party);

(c)	the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and

(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.

4.6	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and supplemented pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);

(b)	in the case of the Guarantee, as amended and supplemented pursuant to Clause 4.2 (Specific Amendments to the Guarantee);

(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;

(d)	the Guarantee and the applicable provisions of this Agreement will be read and construed as one document; and

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(e)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.

5	Further Assurance

Clause 12.20 (Further assurance) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	Costs, Expenses and Fees

6.1	Clause 10.11 (Transaction Costs) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6.2	The Borrower shall pay to each of (i) the Facility Agent for its own account, (ii) the Facility Agent (for the account of each Lender) and (iii) the SACE Agent (for the account of SACE) such fees in the amount and at the times specified in the relevant December 2022 Fee Letters.

7	Notices

Clause 32 (Notices) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

10	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	Enforcement

11.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

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(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

11.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Hannaford Turner LLP, currently of 107 Cheapside, London, UK, EC2V 6DN as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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O Class Plus Two
Supplemental Agreement

Execution Pages

BORROWER

SIGNED by	)
duly authorised	) /s/ Daniel S. Farkas
for and on behalf of	)
O CLASS PLUS TWO, LLC	)

GUARANTOR

SIGNED by	)
duly authorised	) /s/ Daniel S. Farkas
for and on behalf of	)
NCL CORPORATION LTD.	)

SHAREHOLDER

SIGNED by	)
duly authorised	) /s/ Daniel S. Farkas
for and on behalf of	)
OCEANIA CRUISES S. DE R.L.	)

HOLDING

SIGNED by	)
duly authorised	) /s/ Daniel S. Farkas
for and on behalf of	)
NORWEGIAN CRUISE LINE	)
HOLDINGS LTD.	)

14

O Class Plus Two
Supplemental Agreement

LENDERS

SIGNED by	)
duly authorised	) /s/ Jérôme Leblond
for and on behalf of	) /s/ Anne-Laure Orange
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)
duly authorised	) /s/ Alain Vanden Haute, Business Management Financing Solutions Brussels
for and on behalf of	) /s/ Hendrik DeBoutte, Energy, Resources & Infrastructure
BNP PARIBAS FORTIS S.A./N.V.	)

SIGNED by	)
duly authorised	) /s/ Varsha Sharan
for and on behalf of	)
HSBC BANK PLC	)

SIGNED by	)
duly authorised	) /s/ B. Behrends-Troost, Director
for and on behalf of	) /s/ Vardhaman Lodha, Associate
KFW IPEX-BANK GMBH	)

SIGNED by	)
duly authorised	) /s/ Antonella Coppola
for and on behalf of	)
CASSA DEPOSITI E PRESTITI S.P.A.	)

SIGNED by	)
duly authorised	) /s/ José Luis Vicent Rodríguez
for and on behalf of	) /s/ Juana Isabel González Damen
BANCO SANTANDER, S.A.	)

SIGNED by	)
duly authorised	) /s/ Antoine Michael Guinot
for and on behalf of	)
SOCIETE GENERALE	)

15

O Class Plus Two
Supplemental Agreement

MANDATED LEAD ARRANGERS

SIGNED by	)
duly authorised	) /s/ Jérôme Leblond
for and on behalf of	) /s/ Anne-Laure Orange
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)
duly authorised	) /s/ Alain Vanden Haute, Business Management Financing Solutions Brussels
for and on behalf of	) /s/ Hendrik DeBoutte, Energy, Resources & Infrastructure
BNP PARIBAS FORTIS S.A./N.V.	)

SIGNED by	)
duly authorised	) /s/ Varsha Sharan
for and on behalf of	)
HSBC BANK PLC	)

SIGNED by	)
duly authorised	) /s/ B. Behrends-Troost, Director
for and on behalf of	) /s/ Vardhaman Lodha, Associate
KFW IPEX-BANK GMBH	)

SIGNED by	)
duly authorised	) /s/ Antonella Coppola
for and on behalf of	)
CASSA DEPOSITI E PRESTITI S.P.A.	)

SIGNED by	)
duly authorised	) /s/ José Luis Vicent Rodríguez
for and on behalf of	) /s/ Juana Isabel González Damen
BANCO SANTANDER, S.A.	)

SIGNED by	)
duly authorised	) /s/ Antoine Michael Guinot
for and on behalf of	)
SOCIETE GENERALE	)

16

O Class Plus Two
Supplemental Agreement

FACILITY AGENT

SIGNED by	)
duly authorised	) /s/ Nadia Tidjani
for and on behalf of	)
BNP PARIBAS S.A.	)

SACE AGENT

SIGNED by	)
duly authorised	) /s/ Jérôme Leblond
for and on behalf of	) /s/ Anne-Laure Orange
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SECURITY TRUSTEE

SIGNED by	)
duly authorised	) /s/ Daisuke Takekawa
for and on behalf of	)
HSBC CORPORATE TRUSTEE	)
COMPANY (UK) LIMITED	)

17